UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 8, 2013
T-MOBILE US, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-33409	20-0836269
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation or organization)		Identification No.)

12920 SE 38th Street
Bellevue, Washington	98006-1350
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (425) 378-4000
(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 — Other Events
As disclosed on the Current Report on Form 8-K filed by T-Mobile US, Inc. (the “Company”) with the Securities and Exchange Commission on May 2, 2013 (the “Closing Date 8-K”), on April 30, 2013, the Company completed certain transactions contemplated under the Business Combination Agreement dated as of October 3, 2012, among MetroPCS Communications, Inc., Deutsche Telekom AG (“Deutsche Telekom”), T-Mobile Global Zwischenholding GmbH (“Global”), a wholly-owned subsidiary of Deutsche Telekom, T-Mobile Holding GmbH, a wholly-owned subsidiary of Global, and T-Mobile USA, Inc., formerly a wholly-owned subsidiary of Global (“T-Mobile USA”), as amended by Amendment No. 1 to the Business Combination Agreement dated April 14, 2013 (as so amended, the “Business Combination Agreement”).

As more particularly described in the Closing Date 8-K, pursuant to the Business Combination Agreement, MetroPCS Communications, Inc. effected a recapitalization that included a reverse stock split of its outstanding shares of common stock, as a result of which each share of MetroPCS Communications, Inc. common stock outstanding as of the effective time of the reverse stock split represents one-half of one share of common stock, and a cash payment in the aggregate amount of $1.5 billion to the holders of record of its common stock immediately after the effective time of the reverse stock split. In addition, MetroPCS Communications, Inc. acquired all the outstanding shares of T-Mobile USA from Global in consideration for the issuance of new shares of common stock, as a result of which Deutsche Telekom became the beneficial owner of shares representing approximately 74% of MetroPCS Communication, Inc.'s fully-diluted shares outstanding immediately following the cash payment and T-Mobile USA became a wholly-owned subsidiary of MetroPCS Communications, Inc. Further, on May 1, 2013, MetroPCS, Inc., a direct wholly-owned subsidiary of MetroPCS Communications, Inc., merged with and into MetroPCS Wireless, Inc, an indirect wholly-owned subsidiary of MetroPCS Communications, Inc. (“Wireless”), with Wireless continuing as the surviving entity, and immediately thereafter, Wireless merged with and into T-Mobile USA, with T-Mobile USA continuing as the surviving entity. In connection with these transactions, which we refer to collectively as the Business Combination, the Company's name was changed from MetroPCS Communications, Inc. to T-Mobile US, Inc. Although the Company was the legal acquirer of T-Mobile USA, the Business Combination will be accounted for as a reverse acquisition under United States generally accepted accounting principles and T-Mobile USA is deemed to be the accounting acquirer in the Business Combination. Consequently, after the consummation of the Business Combination, T-Mobile USA's historical financial statements became the Company's financial statements for financial reporting purposes.

The Company is hereby filing as Exhibit 99.1 hereto the unaudited condensed consolidated interim financial statements of T-Mobile USA as of and for the three months ended March 31, 2013 and 2012, Management's Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Financial, Credit, Market and Liquidity Risk for the related periods.

The Company is hereby filing as Exhibit 99.2 hereto the Risk Factors for the combined company T-Mobile US, Inc.

Item 9.01 — Financial Statements and Exhibits.
(d) Exhibits:

Exhibit	Description
99.1
Unaudited condensed consolidated interim financial statements of T-Mobile USA, Inc. as of and for the three months ended March 31, 2013 and 2012, Management's Discussion and Analysis of Financial Condition and Results of Operations and Quantitative and Qualitative Disclosures About Financial, Credit, Market and Liquidity Risk for the related periods.

99.2	T-Mobile US, Inc. Combined Company Risk Factors.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

T-MOBILE US, INC.

Date: May 8, 2013	/s/ J. Braxton Carter
J. Braxton Carter Executive Vice President and Chief Financial Officer and Treasurer